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                                  EXHIBIT 21.2

                    UNRESTRICTED SUBSIDIARIES OF THE COMPANY

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
Intercabo Atlantico - Communicacoes por Cabo S.A.                               2/5/98 Ind.
Intercabo Capital - Communicacoes por Cabo S.A.                                 2/5/98 Ind.
Intercabo Centro - Televisao por Cabo S.A.                                      2/5/98 Ind.
Intercabo Norte - Communicacoes por Cabo S.A.                                   2/5/98 Ind.
Intercabo Sul - Communicacoes por Cabo S.A.                                     2/5/98 Ind.
Intercabo Televisao por Cabo S.A.                                               2/5/98 Ind.
UCI Enterprises, Inc.                                                           2/5/98 Ind.
UIM Aircraft, Inc.                                                              2/5/98 Ind.
United AML, Inc. (f/k/a UIH AML, Inc.)                                          2/5/98 Ind.
United Communications Finance, Inc. (f/k/a UIH Communications, Inc.)            2/5/98 Ind.
UPC Aviation Services, Inc. (fka UIH Turkey, Inc.)                              2/5/98 Ind.
UPC Kft.                                                                        2/5/98 Ind.
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